UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 16, 2016

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Earthstone Energy, Inc. (the “Company”) was held on November 16, 2016 (the “Meeting”) for the purpose of voting on three proposals.

The first proposal was the election of two individuals to serve as Class I directors of the Company for three-year terms expiring in 2019. The two directors elected and the tabulation of votes for each was:

Nominees for Class I Directors	For	Withheld	Broker Non-Votes
Frank A. Lodzinski	15,421,283	1,566,305	-
Ray Singleton	15,356,160	1,631,428	-

The Company’s continuing directors after the Meeting include Jay F. Joliat, Douglas E. Swanson, Jr. Brad A. Thielemann, Zachary G. Urban, Robert L Zorich, and Phillip D. Kramer.

The second proposal was to approve, on a non-binding advisory basis, the executive compensation of the company’s named executive officers. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
16,696,066	290,479	1,043	-

The third proposal was the ratification of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2015. The votes on the proposal were:

For	Against	Abstain
16,976,834	537	10,217

Each proposal was approved by the Company’s stockholders at the Meeting. Stockholders owning a total of 16,987,588 shares voted at the Meeting, representing approximately 76.2% of the shares of Company common stock outstanding as of the record date for the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: November 18, 2016	By:	/s/ G. Bret Wonson
G. Bret Wonson
Chief Accounting Officer